Exhibit 99

Investor News	NYSE:PEG

For further information, contact:

➢	Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

May 4, 2007

PSEG ANNOUNCES FIRST QUARTER 2007 RESULTS:
$1.32 PER SHARE FROM CONTINUING OPERATIONS

Results At High End of Expectations,
Reflecting Strong Performance by PSEG Power and PSE&G

Company Reaffirms 2007 Guidance of $4.90-$5.30 Per Share

Public Service Enterprise Group (PSEG) reported today (May 4, 2007) income from continuing operations for the first quarter of 2007 of $335 million or $1.32 per share as compared to $208 million or $0.83 per share for the comparable period in 2006. Excluding merger-related costs of $5 million or $0.02 per share, PSEG reported operating earnings of $213 million or $0.85 per share for the 2006 first quarter. Losses on discontinued operations of $6 million or $0.02 per share reduced net income for the first quarter of 2007 to $329 million or $1.30 per share and lowered net income for the first quarter of 2006 by $5 million or $0.02 per share to $203 million or $0.81 per share.

“Our two largest businesses are performing very well,” said Ralph Izzo, chairman, president and chief executive officer of PSEG. “Earnings at PSEG Power during the quarter are the result of continued strong nuclear operations, an improvement in realized prices and the BGSS supply contract returning to more normal margins versus last year’s disappointing results. Public Service Electric and Gas Company’s (PSE&G) earnings benefited from more normal weather conditions and the impact of the gas and electric rate settlement effective in the fourth quarter of 2006.” He went on to mention that “the PSEG group of companies continue to focus on maintaining safe and reliable operations as the foundation for success”.

Operating earnings exclude the impact of the sale of certain non-core domestic and international assets and costs stemming from the termination in September, 2006 of the merger agreement with Exelon Corporation. The table below provides a reconciliation of PSEG’s net income to operating earnings (a non-GAAP measure) for the first quarter.

PSEG CONSOLIDATED EARNINGS
First Quarter Comparative Results
2007 and 2006 Income

	($M)		Diluted Earnings Per Share
	2007	2006	2007	2006

Net Income	$329	$203	$1.30	$0.81

Add: Loss from Discontinued Operations	6	5	0.02	0.02

Income From Continuing Operations	335	208	1.32	0.83

Add: Merger Costs	—	5	—	0.02

Operating Earnings (Non-GAAP)	$335	$213	$1.32	$0.85

	Avg. Shares		253M	252M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand financial trends.

Izzo noted several key highlights during the first quarter:

•

PSEG Power’s Salem 1 nuclear unit entered a refueling outage at the end of March after a record 383 consecutive days of operation. The performance is a testament to the effectiveness of the outage-related work being performed at Power’s three units – Salem 1 and 2 and Hope Creek.

•

PSEG has largely completed the effort to put in place a highly qualified and capable new management team, including the hiring of the Exelon senior leadership team at its nuclear facilities as well as the recent hiring of Richard P. Lopriore as president of PSEG Fossil.

•	Initiated construction on the back-end technology at the Mercer Station as part of a commitment to environmental stewardship.

•	PSEG Energy Holdings announced that it was exploring the sale of Electroandes, a hydro-electric generation and transmission company in Peru.

Ralph Izzo indicated that the strong results for the first quarter place the company on “the right path” for achieving its recently increased 2007 operating earnings guidance of $4.90-$5.30 per share. The mid-point of the guidance represents a 37% increase over 2006’s operating earnings of $3.71 per share. Higher prices for contracted power and the successful completion of the Pennsylvania-New Jersey-Maryland (PJM) regional transmission organization’s first capacity auction provide support for projected growth in 2008 of 15% to $5.60-$6.10 per share.

Forecasted operating earnings ranges by subsidiary for 2007 are as follows:

2007 Operating Earnings ($millions)

PSEG Power	$825	-	$905
PSE&G	340	-	360
PSEG Energy Holdings	130	-	145
PSEG Parent	(50)	-	(40)

Operating Earnings	$1,245	-	$1,370

Earnings Per Share	$4.90	-	$5.30

Also during the first quarter, PSEG Power paid a dividend to PSEG of $125 million. PSEG Energy Holdings continued its practice of returning capital to PSEG with a distribution of $145 million.

Izzo said that PSEG, as much as it remains focused on maintaining its strong operational and financial performance, is also committed to addressing the environmental challenges that face the industry. PSE&G, as part of a program to meet the State of New Jersey’s Energy Master Plan goals for energy efficiency and renewable resources, unveiled a regulatory initiative designed to spur development of solar power. This is the first of a number of initiatives it intends to announce this year to combat climate change.

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment six for detail regarding the quarter over quarter earnings reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $219 million ($0.87 per share) for the first quarter of 2007. On a comparative basis, PSEG Power reported operating earnings of $121 million ($0.48 per share) for the first quarter of 2006.

PSEG Power’s first-quarter margins reflect the benefits of many factors – strong markets (particularly PJM), favorable operations, and more normal margins associated with supplying the BGSS contract. Higher contracted power prices added $0.28 per share to earnings. The continued strong performance of PSEG Power’s nuclear fleet allowed it to realize the full benefit of higher prices. The nuclear fleet operated at a 97% capacity factor during the quarter compared with a slightly stronger operating record in the first quarter of 2006.

PSEG Power continues, however, to forecast the nuclear fleet will operate at a capacity factor for the full year lower than that recorded in the first quarter due to plans for three refueling outages. More favorable prices in the natural gas market also aided margins realized on the BGSS contract, which contributed $0.11 per share to earnings. Reported results for the quarter also benefited from recognition of mark to market gains of $0.04 per share.

These factors more than offset a decline in availability of the fossil fleet as a result of the environmental consent decree for the Hudson and Mercer coal stations signed at the end of the year 2006 as well as small increases in operating and financing expenses.

PSEG Power’s operating earnings for 2007 are expected to continue to reflect higher electric power prices with the expiration of below market contracts in New Jersey and Connecticut, the successful auction of capacity in PJM, and improved margins associated with servicing the BGSS contract.

PSE&G

PSE&G reported operating earnings in the first quarter of 2007 of $131 million ($0.52 per share) versus $78 million ($0.31 per share) for the first quarter of 2006.

PSE&G’s quarterly operating earnings benefited from a number of factors. The November 2006 settlement of PSE&G’s gas and electric rate issues added $0.09 per share to earnings and restored reasonable equity returns at the utility. The effect of the rate agreements can be seen in higher electric and gas revenues and lower depreciation expense. Improved weather conditions for the quarter added $0.06 per share to earnings compared to warmer than normal weather experienced in the first quarter of 2006. PSE&G is also experiencing higher demand for electricity compared to the first quarter last year. This increase in volume represented a $0.03 per share improvement in earnings.

PSE&G’s 2007 operating earnings should continue to benefit from a full year of rate relief. Normal weather during the remainder of the year could also provide an additional $0.10-$0.15 per share of uplift to earnings as the company’s operating results during the fourth quarter of 2006 were negatively impacted by warmer than normal weather. Results for the remainder of the year will be affected by forecast increases in operating and maintenance expenses.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings in the first quarter of 2007 of $3 million ($0.01 per share) versus $28 million ($0.12 per share) recorded in the first quarter of 2006.

The decline in PSEG Energy Holdings’ operating earnings was due to lower results at both of its subsidiary companies, PSEG Global and PSEG Resources, and was also driven by an increase in projected spark spread relative to a fixed-price contract. The results at

Global were affected by the recognition of mark to market losses associated with a contract at our Texas generation facilities, which accounted for $0.06 per share of the year over year reduction in earnings. The projections in future spark spreads are expected to benefit Global’s Texas operations in the coming years. In addition, major maintenance at the two 1,000 MW gas-fired, combined-cycle generating units in Texas completed during the quarter resulted in $0.04 per share of expense in the quarter. This activity prepares the units for operation during the typically heavy summer demand period.

Global’s first quarter earnings comparisons were also affected by a loss of production at its 85% owned generation facility in Italy ($0.02 per share) and the sale of RGE in 2006 ($0.03 per share). These items were partially offset by improved operations at SAESA ($0.02 per share), a one time gain associated with the sale of the Tracy biomass facility ($0.02 per share), and a contractual settlement associated with Konya-Ilgin ($0.02 per share).

The operations at the balance of Global’s domestic generation and international distribution properties continue to perform well and provide the opportunity for excellent growth.

The earnings contribution from Resources reflects the implementation of a new accounting policy effective January 1, 2007. This change in accounting reduced lease income by $0.02 per share in the quarter. The full-year earnings contribution from PSEG Energy Holdings will continue to be affected by the implementation of the new accounting policy.

PSEG Energy Holdings also announced during the quarter that it was exploring the potential sale of Electroandes, a hydro-electric generation and transmission company in Peru. PSEG Energy Holdings has hired JP Morgan to evaluate unsolicited interest in the property. If sold, it would reduce PSEG Energy Holdings’ exposure to the more risky International generation business.

PSEG

The parent company recorded a net expense of $18 million ($0.08) for the quarter compared with net expense of $14 million ($0.06) recognized during the first quarter of the prior year. The difference is associated with a charitable contribution made to the PSEG Foundation. Losses at the parent company level are expected to decline during the remainder of the year due to a planned reduction in debt levels and interest expense.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciliation of Operating Earnings to Reported Earnings by Subsidiary
For the Three Months Ended March 31,
(Unaudited)

	2007 EPS			2006 EPS

	Reported Earnings	Continuing Operations	Operating Earnings	Reported Earnings	Continuing Operations	Operating Earnings

PSE&G:
Operations	$0.52	$0.52	$0.52	$0.31	$0.31	$0.31

Total PSE&G:	0.52	0.52	0.52	0.31	0.31	0.31

PSEG Power:
Operations	0.87	0.87	0.87	0.48	0.48	0.48
Discontinued Operations	(0.02)	—	—	(0.04)	—	—

Total PSEG Power:	0.85	0.87	0.87	0.44	0.48	0.48

PSEG Energy Holdings:
PSEG Global	(0.05)	(0.05)	(0.05)	0.04	0.04	0.04
PSEG Resources	0.06	0.06	0.06	0.08	0.08	0.08
Discontinued Operations	—	—	—	0.02	—	—

Total PSEG Energy Holdings	0.01	0.01	0.01	0.14	0.12	0.12

Enterprise:
Interest & Other Expenses	(0.08)	(0.08)	(0.08)	(0.06)	(0.06)	(0.06)
Merger and Merger Related Costs	—	—	—	(0.02)	(0.02)	—

Total Enterprise	(0.08)	(0.08)	(0.08)	(0.08)	(0.08)	(0.06)

PSEG Earnings Per Share	$1.30	$1.32	$1.32	$0.81	$0.83	$0.85

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Reults by Subsidiary
(Unaudited)

	For the Quarter Ended March 31,

	2007	2006

Earnings Results (in Millions)

PSE&G	$131	$78
PSEG Power	219	121
PSEG Energy Holdings
PSEG Global	(13)	9
PSEG Resources	17	20
PSEG Energy Holdings	(1)	(1)

Total PSEG Energy Holdings	3	28

PSEG	(18)	(14)

Operating Earnings	$335	$213

Merger and Merger Related Costs	—	(5)

Income from Continuing Operations	$335	$208

Loss from Discontinued Operations	(6)	(5)

PSEG Net Income (Loss)	$329	$203

Shares Outstanding (millions)	253	252

Per Share Results (Basic and Diluted)

PSE&G	$0.52	$0.31
PSEG Power	0.87	0.48
PSEG Energy Holdings
PSEG Global	(0.05)	0.04
PSEG Resources	0.06	0.08
PSEG Energy Holdings	—	—

Total PSEG Energy Holdings	0.01	0.12

PSEG	(0.08)	(0.06)

Operating Earnings	$1.32	$0.85

Merger and Merger Related Costs	—	(0.02)

Income from Continuing Operations	$1.32	$0.83

Loss from Discontinued Operations	(0.02)	(0.02)

PSEG Net Income (Loss)	$1.30	$0.81

Note 1:

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million for each of the quarters ended March 31, 2007 and 2006, respectively.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Quarter Ended March 31, 2007

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$3,614	$(1,275)	$2,486	$2,149	$254

OPERATING EXPENSES
Energy Costs	2,041	(1,273)	1,665	1,488	161
Operation and Maintenance	610	(6)	325	238	53
Depreciation and Amortization	196	3	145	34	14
Taxes Other Than Income Taxes	43	—	43	—	—

Total Operating Expenses	2,890	(1,276)	2,178	1,760	228

Income from Equity Method Investments	26	—	—	—	26

OPERATING INCOME	750	1	308	389	52

Other Income and Deductions	35	(5)	4	22	14
Interest Expense	(187)	(26)	(81)	(37)	(43)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	597	(30)	230	374	23

Income Tax (Expense) Benefit	(262)	12	(99)	(155)	(20)

INCOME (LOSS) FROM CONTINUING OPERATIONS	335	(18)	131	219	3

Loss from Discontinued Operations, net of tax	(6)	—	—	(6)	—

NET INCOME (LOSS)	$329	$(18)	$131	$213	$3

Loss from Discontinued Operations, including Loss on Disposal, net of tax	6	—	—	6	—

OPERATING EARNINGS	$335	$(18)	$131	$219	$3

	For the Quarter Ended March 31, 2006

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS

		(Note 2)

OPERATING REVENUES	$3,461	$(1,111)	$2,293	$1,967	$312

OPERATING EXPENSES
Energy Costs	2,146	(1,109)	1,574	1,487	194
Operation and Maintenance	578	(4)	301	232	49
Depreciation and Amortization	201	6	152	31	12
Taxes Other Than Income Taxes	41	—	41	—	—

Total Operating Expenses	2,966	(1,107)	2,068	1,750	255

Income from Equity Method Investments	33	—	—	—	33

OPERATING INCOME	528	(4)	225	217	90

Other Income and Deductions	23	(2)	3	22	—
Interest Expense	(193)	(26)	(85)	(32)	(50)
Preferred Securities Dividends	(1)	—	(1)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	357	(32)	142	207	40

Income Tax (Expense) Benefit	(149)	14	(65)	(86)	(12)

INCOME (LOSS) FROM CONTINUING OPERATIONS	208	(18)	77	121	28

Income (Loss) from Discontinued Operations, net of tax	(5)	—	—	(9)	4

NET INCOME (LOSS)	$203	$(18)	$77	$112	$32

Discontinued Operations, incl. Loss on Disposal, net of tax	5	—	—	9	(4)
Merger and Merger-Related Costs, net of tax	5	4	1	—	—

OPERATING EARNINGS	$213	$(14)	$78	$121	$28

Note 1:

Income before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for each of the quarters ended March 31, 2007 and 2006.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	March 31, 2007	December 31, 2006

DEBT
Commercial Paper and Loans	$277	$381
Long-Term Debt, including amounts due within one year	7,687	7,799
Securitization Debt, including amounts due within one year	1,841	1,879
Project Level, Non-Recourse Debt, including amounts due within one year	865	881
Debt Supporting Trust Preferred Securities, including amounts due within one year	660	660

Total Debt	11,330	11,600

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,683	4,661
Treasury Stock	(499)	(516)
Retained Earnings	2,717	2,710
Accumulated Other Comprehensive Loss	(272)	(108)

Total Common Stockholders’ Equity	6,629	6,747

Total Capitalization	$18,039	$18,427

Note 1:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2007

The debt to capitalization ratio calculated under PSEG’s credit agreements as of March 31, 2007 was 50.7%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($865 million), securitization debt ($1.841 billion) and Debt Supporting Trust Preferred Securities ($660 million). It also includes capital lease obligations ($50 million) and certain other obligations such as guarantees and letters of credit ($75 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($238 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” which was recorded in 2006 and excludes the Accumulated Other Comprehensive Loss ($267 million) related to the mark to market of energy contracts.

2006

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2006 was 51.6%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($881 million), securitization debt ($1.879 billion) and Debt Supporting Trust Preferred Securities ($660 million). It also includes capital lease obligations ($50 million) and certain other obligations such as guarantees and letters of credit ($106 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($226 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” which was recorded in 2006 and excludes the Accumulated Other Comprehensive Loss ($108 million) related to the mark to market of energy contracts.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Three Months Ended
	March 31, 2007	March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$329	$203
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	627	707

Net Cash Provided By Operating Activities	956	910

NET CASH USED IN INVESTING ACTIVITIES	(233)	(233)

NET CASH USED IN FINANCING ACTIVITIES	(381)	(746)

Effect of Exchange Rate Change	—	(1)

Net Increase (Decrease) in Cash and Cash Equivalents	342	(70)

Cash and Cash Equivalents at Beginning of Period	141	288

Cash and Cash Equivalents at End of Period	$483	$218

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
March 31, 2007 vs. March 31, 2006
(Unaudited)

PSEG 1st Quarter 2006 Net Income			$0.81

Loss from Discontinued Operations			0.02

PSEG 1st Quarter 2006 Income from Continuing Operations			$0.83

Merger and Merger Related Costs			0.02

PSEG 1st Quarter 2006 Operating Earnings			$0.85

PSE&G			B/(W )

1st Quarter 2006		$0.31

Rate Relief - Gas $0.06, Electric $0.03		0.09
Weather - Gas $0.05, Electric $0.01		0.06
Volume/Demand		0.03
Transmission		0.01
O&M & Other		0.02

1st Quarter 2007		$0.52	$0.21

PSEG Power

1st Quarter 2006		$0.48

Recontracting and Strong Operations	0.28
BGSS & Other	0.11
Mark to Market	0.04

Margin		0.43
O&M		(0.02)
Depreciation, Interest, and Other		(0.02)

1st Quarter 2007		$0.87	$0.39

PSEG Energy Holdings

1st Quarter 2006		$0.12

Texas Generation Facilities - MTM ($0.06), Planned Major Maintenance ($0.04)		(0.10)
RGE (Brazil) - Absence of earnings due to 2006 sale		(0.03)
Bioenergie (Italy) - Loss of production at generation facility		(0.02)
Saesa (Chile) operations		0.02
Konya-Ilgin (Turkey) litigation settlement		0.02
Gain on sale of investment in Tracy (California) project		0.02
Lower leveraged lease income		(0.02)

1st Quarter 2007		$0.01	$(0.11)

Public Service Enterprise Group

1st Quarter 2006		$(0.06)

Interest and Donations		(0.02)

1st Quarter 2007		$(0.08)	$(0.02)

PSEG 1st Quarter 2007 Income from Continuing Operations			$1.32

(Loss) from Discontinued Operations			(0.02)

PSEG 1st Quarter 2007 Net Income			$1.30

Attachment 7

PSEG Global L.L.C.
Investment Results
(Unaudited, $ Millions)

	Total Capital Invested (A) As of March 31,
	2007		2006

Region
United States	$428	23%	$436	18%
Chile & Peru	1,275	69%	1,208	51%
Other - Europe, Venezuela, & India	150	8%	743	31%

Total	$1,853	100%	$2,387	100%

	Contribution by Region For the Three Months Ended
	March 31, 2007		March 31, 2006

Region
United States	$6	18%	$16	37%
Chile & Peru	30	93%	24	56%
Other - Europe, Venezuela, & India	(4)	-11%	3	7%

Total	$32	100%	$43	100%

Reconciliation of Regional Contribution to Continuing Operations

	For the Three Months Ended
	March 31, 2007	March 31, 2006

Total Global Regional Contributions	$32	$43
MTM Loss on Texas Generation Facilities Contracts	(29)	(6)
Administrative and general expenses	(5)	(9)
Interest Expense	(22)	(26)
Other Income	12	2
Earnings/Gain on Assets sold	7	7
Income Tax Expense	(8)	(2)

Continuing Operations	$(13)	$9

(A)	Total Capital Invested includes Global’s gross investments less non-recourse debt at the project level.

Attachment 8

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
(Unaudited)
March-07

Electric Sales and Revenues

	Three Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Sales (millions kwh)
Residential	3,244	5.6%	13,565	-2.7%
Commercial	5,897	2.6%	24,158	0.1%
Industrial	1,297	-9.2%	5,759	-8.1%
Street Lighting	102	3.6%	373	3.3%
Interdepartmental	4	7.7%	14	5.7%

Total	10,544	1.8%	43,869	-1.9%

Revenue (in millions)
Residential	$417	19.0%	$1,780	8.3%
Commercial	517	19.2%	2,359	13.3%
Industrial	70	9.5%	323	-1.3%
Street Lighting	19	14.8%	70	11.1%
Other	75	-8.5%	304	-22.0%

Total	$1,098	16.0%	$4,836	7.3%

Gas Sold and Transported

	Three Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Sales (millions therms)
Residential Sales	690	13.3%	1,334	-0.8%
Commercial - Firm Sales	254	1.7%	505	-3.7%
Commercial - Interr. & Cogen	13	-25.6%	51	-63.9%
Industrial - Firm Sales	21	6.4%	39	-5.8%
Industrial - Interr. & Cogen	16	-27.6%	121	-38.8%
Other Operating Revenues	1	96.0%	1	15.0%

Total	995	8.3%	2,051	-8.8%

Gas Transported	360	7.8%	1,220	0.3%

Revenue (in millions)
Residential Sales	$633	3.9%	$1,255	2.4%
Commercial - Firm Sales	226	-17.8%	442	-30.3%
Commercial - Interr. & Cogen	12	-40.4%	42	-39.8%
Industrial - Firm Sales	18	-14.3%	34	-30.2%
Industrial - Interr. & Cogen	16	-29.7%	160	-18.5%
Other Operating Revenues	34	4.2%	135	0.8%

Total	$939	-4.2%	$2,068	-10.4%

Gas Transported	449	22.4%	801	-0.7%

	Three Months Ended	Change vs. 2006	Twelve Months Ended	Change vs. 2006

Weather Data
Degree Days - Actual	2,613	13.9%	4,449	-1.5%
Degree Days - Normal	2,564		4,817

THI Hours - Actual	48	765.8%	15,624	-18.2%
THI Hours - Normal	38		14,826

Attachment 9

PSEG Power
Generation Measures
(Unaudited)

	% Generation by Fuel Type		GWhr Breakdown

	Quarter Ended March 31,		Quarter Ended March 31,
	2007	2006	2007	2006

Nuclear - NJ	39%	40%	5,011	5,158
Nuclear - PA	19%	19%	2,445	2,449

Total Nuclear	58%	59%	7,456	7,607

Fossil - Coal - NJ	8%	12%	1,099	1,588
Fossil - Coal - PA	10%	11%	1,295	1,404
Fossil - Coal - CT	6%	6%	783	778

Total Coal	24%	29%	3,177	3,770

Fossil - Oil & Natural Gas - NJ	11%	9%	1,416	1,123
Fossil - Oil & Natural Gas - NY	5%	3%	622	341
Fossil - Oil & Natural Gas - CT	2%	0%	273	49
Fossil - Oil & Natural Gas - Midwest	0%	0%	(5)	(3)

Total Oil & Natural Gas	18%	12%	2,306	1,510

Fossil - Pumped Storage	0%	0%	(34)	(35)

	100%	100%	12,905	12,852

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Statistical Measures
(Unaudited)

	For the Quarters Ended
	March 31, 2007	March 31, 2006

Weighted Average Common Shares Outstanding (000’s)
Basic	252,892	251,187
Diluted	253,356	252,065

Stock Price at End of Period	$83.04	$64.04

Dividends Paid per Share of Common Stock	$0.585	$0.570

Dividend Payout Ratio*	54.6%	66.2%

Dividend Yield	2.8%	3.5%

Price/Earnings Ratio*	19.8	18.8

Rate of Return on Average Common Equity*	16.0%	14.5%

Book Value per Common Share	$26.16	$24.74

Market Price as a Percent of Book Value	317%	259%

Total Shareholder Return	26.1%	-0.6%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
March-07

2007 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.5)				$(0.5)
Holdings	$(20.5)				$(20.5)

Total	$(21.0)	$—	$—	$—	$(21.0)

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.00)				$(0.00)
Holdings	(0.08)				$(0.08)

Total	$(0.08)	$—	$—	$—	$(0.08)

2006 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(11.4)	$1.3	$12.0	$(3.0)	$(1.1)
Holdings	$(4.1)	$13.0	$29.3	$(9.4)	$28.8

Total	$(15.5)	$14.3	$41.3	$(12.4)	$27.7

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.05)	$0.01	$0.05	$(0.01)	$—
Holdings	(0.02)	0.05	0.12	(0.04)	$0.11

Total	$(0.07)	$0.06	$0.17	$(0.05)	$0.11

Attachment 12
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
PSEG Liquidity
(Unaudited, $ Millions)

PSEG Liquidity as of March 31, 2007

Company	Facility	Expiration Date	Total Facility	Primary Purpose	Usage at 3/31/2007	Available Liquidity 3/31/2007

PSEG	5-year Credit Facility	Dec-11	$1,000	CP Support /Funding/LCs	$1	$999

	Uncommitted Bilateral Agreement	N/A	N/A	Funding	—	N/A

PSE&G	5-year Credit Facility	Jun-11	600	CP Support /Funding/LCs	222	378

	Uncommitted Bilateral Agreement	N/A	N/A	Funding	48	N/A

Energy Holdings	5-year Credit Facility	Jun-10	150	Funding/LCs	27	123

Power	5-Year Credit Facility	Dec-11	1,600	Funding/LCs	20	1,580

	Bilateral Credit Facility	Mar-10	100	Funding/LCs	26	74

	Bilateral Credit Facility*	Jun-07	200	Funding/LCs	10	190

		Total	$3,650			$3,344

				PSEG Short Term Investment		362

			Total Liquidity Available			$3,706

	*PSEG/Power Co-borrower facility